Exhibit 99.1

Filed by Compass Bancshares, Inc. Pursuant to Rule 425 under the Securities Act of 1933, as amended Subject Company: TexasBanc Holding Co. Commission File No. 001-31272 Dated: September 19, 2005

NEWS RELEASE Compass Bancshares, Inc. P.O. Box 10566 Birmingham, Alabama 35296

For Immediate Release
September 19, 2005
For Further Information:	Ed Bilek, Investor Relations
205/297-3331, ed.bilek@compassbnk.com
Web Site: www.compassweb.com
COMPASS BANCSHARES SIGNS AGREEMENT TO ACQUIRE FORT WORTH-BASED TEXASBANC HOLDING CO.
Combination creates fifth largest bank in Texas; #4 ranking in deposit market share in Metroplex
     Further enhancing its position in high-growth Texas markets, Compass Bancshares, Inc. (NASDAQ: CBSS) today announced the signing of a definitive agreement to acquire Fort Worth-based TexasBanc Holding Co., the parent company of TexasBank. The combination creates a Southwestern powerhouse that will rank as the fifth largest bank in Texas and will rank fourth in the Dallas-Fort Worth-Arlington metropolitan area based on deposit market share.
     Upon completion of the transaction, the combined companies will have total deposits of approximately $19.6 billion, of which $8.4 billion, or nearly 43 percent, will be located in Texas. In addition, the combined company will operate 163 banking centers in the Lone Star state including in 68 in Dallas/Fort Worth, 42 in Houston, 23 in San Antonio, 22 in Austin and eight in Central Texas. With combined total assets of approximately $31.1 billion and a market capitalization of $6.1 billion, Compass will rank as the 28th largest U.S. bank holding company, with operations in Texas, New Mexico, Florida, Colorado, Arizona and Alabama.
     Under terms of the definitive agreement, Compass will exchange approximately 5.0 million shares of its common stock plus $232 million of cash consideration for all of the outstanding shares of TexasBanc Holding Company. Based on Compass’ 10-day average closing stock price through September 15, 2005, and including cash consideration, the total transaction is valued at approximately $464 million. The transaction is subject to all required regulatory approvals, approval by TexasBanc shareholders and other customary conditions.
     The combination is expected to be accretive on a GAAP basis to shareholders of the combined company in 2006 and thereafter. In addition, the combined company expects to incur restructuring costs of approximately $36 million pre-tax. The complementary strengths of the two companies are expected to generate significant revenue opportunities, although these opportunities are not included in the financial assumptions for the transaction.
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Compass and TexasBanc — A Southwestern Powerhouse

     “The acquisition of TexasBanc demonstrates our commitment to build long-term value for our shareholders through continued investment in high-growth markets that further enhance our future growth capabilities and that make financial sense,” said D. Paul Jones, Jr., Compass’ chairman and chief executive officer. “TexasBanc is a well-run company that has experienced outstanding profitable growth and has long been recognized in the Texas market as an organization which provides its customers with a high-level of personal service. The addition of TexasBanc’s distribution network compliments our existing Dallas franchise while enhancing our presence in the Fort Worth market. This combination will enable us to provide customers increased convenience to Compass locations, products and services.”
     Jones added, “In addition to the natural synergies that this combination offers, I am especially pleased that Vernon Bryant will be joining our management team as regional president of our Fort Worth franchise with responsibility for running our combined corporate businesses in this market. Vernon is a well-respected leader who shares our passion for providing exceptional customer service, improving our communities, providing employees with a rewarding work environment and building long-term value for shareholders.”
     TexasBanc president and chief executive officer Vernon Bryant added, “We are delighted to be joining an outstanding organization that shares our philosophy of personal customer service. The combination created by our two companies will allow us to better serve both our individual and business customers through increased branch convenience as well as access to a broader array of financial products and services. And due to the complimentary nature of our businesses, we expect that there will be minimal disruption for our customers, employees and local communities. The union of our two companies will also mean increased opportunities for employees, who are now part of a much larger, growing and diversified financial organization.”
     Additional material information regarding TexasBanc, Compass and the terms of the transaction, including forward-looking information such as considerations regarding future results, is available in a presentation on the investor relations section of Compass Bancshares’ web site at www.compassweb.com.
Compass Bancshares, Inc. is a $29.5 billion Southwestern financial holding company which operates 385 full-service banking offices in Alabama, Arizona, Colorado, Florida, New Mexico and Texas. Compass is among the top 30 U.S. bank holding companies by asset size and ranks among the top earners of its size based on return on equity. The company’s earnings per share have increased for 17 consecutive years and dividends per share have increased for 24 consecutive years. Shares of Compass’ common stock are traded through the NASDAQ stock market under the symbol CBSS. Additional information about Compass, a member of the S&P 500 Index and Dow Jones Select Dividend Index, can be found at www.compassweb.com.

Compass and TexasBanc — A Southwestern Powerhouse

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements about Compass Bancshares, Inc. (“Compass”), TexasBanc Holding Co. (“TexasBanc”) and/or the combined company that involve inherent risks and uncertainties. These forward looking statements may include, among others, statements about expectations, strategic objectives, business prospects, plans, anticipated expenses and expense savings and financial results, future performance and other similar matters of Compass, TexasBanc and/or the combined company. Statements using such words as “may”, “will”, “expect”, “could”, “should” “would”, “estimate”, “believe”, “plan”, “anticipate”, and similar expressions are forward looking statements and are subject to numerous assumptions, risks and uncertainties.
A variety of factors may affect the operations, performance, business strategy and results of Compass, TexasBanc and/or the combined company and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of TexasBanc shareholders to approve the merger; the risk that Compass and TexasBanc may not effect the proposed merger; the risk that Compass and TexasBanc will not be able to successfully integrate TexasBanc, including integration of information systems and retention of key personnel; the risk that the cost savings and revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; financial market volatility; the strength of the U.S. and Texas economies in general and the strength of the local economies in which Compass, TexasBanc and/or the combined company conduct operations and may be different than expected resulting in deteriorating credit quality or a reduced demand for credit; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; unanticipated regulatory or judicial proceedings or rulings; the impact of changes in accounting principles; actions and initiatives by current and potential competitors; the ability to retain key personnel; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; and acts of terrorism or war. Additional factors that could cause Compass’ and TexasBanc’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Form 10-K of Compass, and in the Quarterly Reports on Form 10-Q of Compass filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the filing, and Compass and TexasBanc do not undertake any obligation to update any such forward-looking statements to reflect new or changed events.
Compass will file a registration Statement on Form S-4 that will include a proxy statement of TexasBanc and a prospectus of Compass and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Compass and TexasBanc, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Ed Bilek, Compass Bancshares, Inc, 15 South 20th Street, Birmingham, AL, 35233, telephone 205-297-3331, or to Charles Cox, TexasBanc Holding Company, Inc., 2525 Ridgmar Boulevard, Fort Worth, TX, 76116, telephone 817-560-6400.